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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of this Registration Statement on Form S-8 of our report dated October 17, 2001, except as to Note 14, which is as of November 15, 2001, relating to the financial statements and financial statement schedules, which appears in the 2001 Annual Report to shareholders of hi/fn, inc., which is incorporated by reference in hi/fn, inc.'s Annual Report on Form 10-K for the year ended September 30, 2001.



                                               /s/ PricewaterhouseCoopers LLP

                                               PRICEWATERHOUSECOOPERS LLP


San Jose, California
May 6, 2002